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                          GOODWIN, PROCTER & HOAR LLP

                              COUNSELLORS AT LAW
                                EXCHANGE PLACE
                       BOSTON, MASSACHUSETTS 02109-2881


                                                       TELEPHONE (617) 570-1000
                                                       TELEPHONE (617) 523-1231


                              February 26, 1999


Skyline Funds
311 South Wacker Drive
Suite 4500
Chicago, IL 60606

Ladies and Gentlemen:

     Reference is made to Post-Effective Amendment No. 26 to the Registration Statement of Skyline Funds (the "Trust"), on Form N-1A filed with the Securities and Exchange Commission (Securities Act Registration No. 33-11755, Investment Company Act Registration No. 811-5022). As special Massachusetts counsel to the Trust, we hereby consent to the incorporation by reference therein of our opinion, dated April 28, 1998 originally filed as Exhibit 10 to Post-Effective Amendment No. 25 to such Registration Statement.


                                     Very truly yours,

                                     /s/ Goodwin, Procter & Hoar LLP

                                     GOODWIN, PROCTER & HOAR LLP